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                [Keating, Muething & Klekamp, P.L.L. Letterhead]






JOSEPH P. MELLEN
Direct Dial: (513) 579-6465
FACSIMILE: (513) 579-6457
E-MAIL: JMELLEN@KMKLAW.COM

                                                                     EXHIBIT 8.1

                                February 16, 1999


Board of Directors
Cintas Corporation
6800 Cintas Boulevard
Cincinnati, Ohio  45262

Gentlemen:

      You have requested our opinion regarding the discussion of the material U.S. federal income tax consequences under the captions "Summary" and "The Merger--Federal Income Tax Consequences" in the Proxy Statement/Prospectus filed in the Registration Statement on Form S-4 by Cintas Corporation on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933. The Proxy Statement/Prospectus relates to the proposed merger of a subsidiary of Cintas Corporation with and into Unitog Company. This opinion is delivered in accordance with Item 601(b)(8) of Regulation S-K under the Securities Act.

      We have reviewed the Proxy Statement/Prospectus and such other materials as we have deemed necessary or appropriate as a basis for our opinion described therein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant to such opinion.

      Based on the foregoing, it is our opinion that the statements made under the captions "Summary" and "The Merger--Federal Income Tax Consequences" in the Proxy Statement/Prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

      We hereby consent to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement.

                                           Very truly yours,

                                           KEATING, MUETHING & KLEKAMP, P.L.L.


                                           BY: /s/ Joseph P. Mellen
                                              ---------------------------------
                                              Joseph P. Mellen